Exhibit 4.33

 AGREEMENT FOR CHANGE OF PARTIES TO THE CONTRACT

THIS AGREEMENT FOR CHANGE OF PARTIES TO THE CONTRACT (“Agreement”) is entered into by and among the following Parties in          on August 31, 2013 ("Effective Date"):

(1)	Company:

Giant Bright International Holdings Limited, a company duly incorporated in British Virgin Islands;

(2)	Original Investor:

Champion Connection Network H.K Limited, a company duly incorporated in Hong Kong;

(3)	New Investor:

Jovial Sino Limited, a company duly incorporated in British Virgin Islands;

WHEREAS,

(1)
The Company and the Original Investor entered into a Purchase Agreement in July 2013 ("Purchase Agreement"), whereby the Company has approved the Original Investor to subscribe and will issue 3,000 common shares to the Original Investor at the par value of US$ 1,00 per share, and these shares account for thirty percent (30%) of all issued and outstanding share capital of the Company after the Closing ("Shares");

(2)
The Original Investor intends to transfer its rights and obligations under the Purchase Agreement to the New Investor, and the New Investor hereby agrees to accept the rights and obligations of the Original Investor under the Purchase Agreement, and the Company hereby accepts and confirms the transfer mentioned above.

The Parties hereby, through friendly negotiation, reach the following agreements in respect of the change of the parties to the Purchase Agreement:

1	All rights and obligations of the Original Investor under the Purchase Agreement shall be succeeded by the New Investor.

2
As from the Effective Date of this Agreement, (1) all rights and obligations of the Original Investor under the Purchase Agreement shall be terminated; (2) the rights and obligations of the Original Investor under the Purchase Agreement shall be succeeded by the New Investor, and the Purchase Agreement shall continue to be effective and binding on the Company and the New Investor.

3	Information about the bank account designated by the New Investor to receive cash amounts under the Purchase Agreement is as the followings:

Account Name:

Bank:

Account Number:

4	This Agreement shall be governed by and construed in accordance with the applicable laws of Hong Kong Special Administrative Region, the People’s Republic of China.

5
If a dispute relating to this Agreement cannot be settled by the Parties, it shall be submitted to Hong Kong International Arbitration Center ("HKIAC") for final settlement according to then effective UNCITRAL Arbitration Rules ("UNCITRAL Rules"), which shall be incorporated into this Article 4 by citation, subject to the following provisions: the arbitral tribunal shall be composed of one (1) arbitrator appointed by HKIAC according to the UNCITRAL Rules. The arbitration shall be in Chinese. Notwithstanding any provision of this Agreement or the UNCITRAL Rules, the arbitral tribunal may not issue any award of injunctive relief or similar relief in respect of this Agreement, unless the following conditions are satisfied: (i) such award can be obviously appealed and reviewed at the courts in Hong Kong; and (ii) if such award is affirmed, it will not cause any damage or restriction to or attach any condition on the right or ability of any Party or its Affiliates to operate business or carry out or dispose of other investments.

6
This Agreement is executed in the form of fax or electronic signature page, and may be executed in three (3) or more counterparts, and each of counterparts shall be deemed as an original copy, but all counterparts shall constitute one (1) instrument.

7
Any amendment to the provisions hereof or waiver of compliance with any provision hereof (whether generally or specifically, and whether retroactive or not) shall be of no effect and force, unless the same is agreed by the Parties in writing.

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date indicated first above.

Company

GIANT BRIGHT INTERNATIONAL HOLDINGS LIMITED

By:
Name:
Title:
Address:

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date indicated first above.

Investor:

Champion Connection Network H.K Limited

By:
Name:
Title:

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date indicated first above.

Investor:

 Jovial Sino Limited

By:
Name:
Title: